UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2026

GOSSAMER BIO, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38796	47-5461709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3115 Merryfield Row, Suite 120
San Diego, California, 92121

(Address of Principal Executive Offices) (Zip Code)
(858) 684-1300
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOSS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of Gossamer Bio, Inc. (the “Company”) previously approved, effective as of May 18, 2026, subject to stockholder approval and the occurrence of the closing date of the Company’s offer to exchange (the “Exchange Offer”) its outstanding $200.0 million in aggregate principal amount of 5.00% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”), an amendment and restatement of the Gossamer Bio, Inc. 2019 Incentive Award Plan (the “Restated Plan”). On July 14, 2026, the Company’s stockholders approved the Restated Plan at the Company’s special meeting of stockholders held on July 14, 2026 (the “Special Meeting”), as further described below. The closing date of the Exchange Offer occurred on June 4, 2026 upon early settlement of the Exchange Offer, as no additional Existing Convertible Notes were validly tendered in the Exchange Offer thereafter. As more fully described in the Company’s “Proxy Statement for Special Meeting of Stockholders” filed on June 9, 2026 (the “Proxy Statement”), the Restated Plan increases the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), authorized for issuance thereunder.
The foregoing description of the Restated Plan is not complete and is subject to, and qualified in its entirety by, the complete text of the Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 14, 2026, following approval by the Company's stockholders at the Special Meeting, the Company filed a certificate of amendment (the “Charter Amendment”) to the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) with the Secretary of State of the State of Delaware to increase the number of authorized shares of its Common Stock from 700,000,000 to 4,000,000,000 in order to support, among other things, the additional share issuances of Common Stock issuable upon conversion of the Company's newly issued 7.50% Convertible Senior Secured First Lien Notes due 2030 (the “New Convertible Notes”) and exercise of the Company’s newly issued warrants to purchase shares of Common Stock (the “Purchase Warrants”), each issued as part of the Exchange Offer, and under the Restated Plan. The Charter Amendment became effective upon filing.
The foregoing description of the Charter Amendment is not complete and is subject to, and qualified in its entirety by, the complete text of the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The following is a brief description of each matter voted upon at the Special Meeting and the number of votes cast for or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.
1.The approval, in accordance with Nasdaq Listing Rule 5635(d), of the potential issuance of shares of Common Stock upon (i) conversion of up to $72.0 million in aggregate principal amount of New Convertible Notes and make-whole payments in the form of Common Stock, and (ii) exercise of 135,789,000 Purchase Warrants, which issuances would, in the aggregate, exceed 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer. The proposal was approved by the votes indicated:

For	Against	Abstain	Broker Non-Votes
321,473,747	9,152,580	568,233	77,280,015
2.The approval of the Restated Plan to increase the number of shares of Common Stock authorized for issuance thereunder. The proposal was approved by the votes indicated:

For	Against	Abstain	Broker Non-Votes
292,659,883	37,844,040	690,637	77,280,015
3.The approval of the Charter Amendment to increase the number of authorized shares of Common Stock from 700,000,000 to 4,000,000,000 in order to support, among other things, the additional share issuances of Common Stock issuable upon conversion of the New Convertible Notes and Purchase Warrants and under the Restated Plan. The proposal was approved by the votes indicated:
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For	Against	Abstain	Broker Non-Votes
379,793,655	27,479,988	1,200,932	—
4. The approval of a series of 30 alternate amendments to the Charter to effect (i) a reverse stock split of the issued and outstanding shares of Common Stock and (ii) a proportionate reduction in the number of authorized shares of Common Stock (and correspondingly decrease the total number of authorized shares of the Company’s capital stock). The proposal was approved by the votes indicated:

For	Against	Abstain	Broker Non-Votes
383,876,939	23,228,367	1,369,269	—
Because the Company’s stockholders approved the foregoing proposals, a vote on the proposal to adjourn the Special Meeting, as described in the Proxy Statement, was not called during the Special Meeting.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Gossamer Bio, Inc.
10.1	Gossamer Bio, Inc. 2019 Incentive Award Plan, as Amended and Restated Effective May 18, 2026
104	Cover page interactive data file (embedded with the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOSSAMER BIO, INC.

Date: July 14, 2026	By:	/s/ Christian Waage
Christian Waage
Executive Vice President and General Counsel

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